Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Excellent Quarterly Revenues and Profits

October 22, 2024, Bellevue, Washington– “PACCAR achieved excellent revenues and net income in the third quarter of 2024,” said Preston Feight, chief executive officer. “PACCAR’s truck and Parts operations achieved robust quarterly sales and profits due to industry-leading trucks and strong aftersales performance. PACCAR Financial Services achieved good results due to its high quality portfolio. I am very proud of our employees for producing the highest quality trucks and transportation solutions for our customers.”

PACCAR achieved net income of $972.1 million ($1.85 per diluted share) in the third quarter of this year compared to $1.23 billion ($2.34 per diluted share) earned in the same period last year. Third quarter revenues were $8.24 billion, compared to $8.70 billion reported in the third quarter of 2023.

PACCAR reported net income of $3.29 billion ($6.25 per diluted share) for the first nine months of 2024, compared to $3.18 billion ($6.07 per diluted share) earned in same period last year, which included a $446.4 million after-tax, non-recurring charge related to civil litigation in Europe. Excluding the non-recurring charge, the company earned adjusted net income (non-GAAP)1 of $3.63 billion ($6.92 per diluted share) in the first nine months of 2023. Net sales and financial services revenues for the first nine months of 2024 were $25.76 billion, compared to $26.05 billion achieved last year.

Financial Highlights – Third Quarter 2024

Highlights of PACCAR’s financial results for the third quarter of 2024 include:

•
Net sales and revenues of $8.24 billion.
•
Net income of $972.1 million.
•
Global truck deliveries of 44,900 units.
•
PACCAR Parts revenues of $1.66 billion.
•
PACCAR Parts pretax income of $406.7 million.
•
PACCAR Financial Services pretax income of $106.5 million.
•
Cash generated from operations of $1.29 billion.
•
Stockholders' equity of $18.66 billion.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Financial Highlights – Nine Months 2024

Highlights of PACCAR’s financial results for the first nine months of 2024 include:

•
Net sales and revenues of $25.76 billion.
•
Net income of $3.29 billion.
•
PACCAR Parts pretax income of $1.28 billion.
•
PACCAR Financial Services pretax income of $331.6 million.
•
Capital investments of $567.7 million and R&D expenses of $337.6 million.
•
Cash generated from operations of $3.20 billion.

Global Truck Markets

“Kenworth and Peterbilt’s strong 31.1% market share this year reflects the superior quality and operating performance of our trucks,” said Kevin Baney, PACCAR senior vice president. “Strong infrastructure spending in the U.S. has been good for Kenworth and Peterbilt’s business due to our market share leadership in vocational trucks. The less-than-truckload segment is also performing well, while the truckload segment remains soft.” U.S. and Canada Class 8 truck industry retail sales in 2024 are estimated to be in a range of 250,000-270,000 vehicles. Class 8 truck industry retail sales for 2025 are expected to be in a range of 250,000-280,000 vehicles.

European truck industry registrations in the above 16-tonne segment are estimated to be in the range of 290,000-310,000 units this year. The market in 2025 is expected to be in a range of 270,000-300,000 trucks. Harald Seidel, DAF president, said, “DAF trucks’ aerodynamic, fuel-efficient vehicles and unparalleled driver comfort improves customers’ operational performance.”

The South American above 16-tonne truck market is projected to be in a range of 110,000-120,000 units this year, and in a similar range in 2025. Mike Kuester, PACCAR assistant vice president of South America, noted, “South American customers operate in challenging environments and appreciate the industry-leading durability and reliability of Kenworth and DAF premium heavy-duty trucks.”

DAF Showcases New Model Year 2025 Truck Range at IAA Hannover Truck Show

DAF exhibited its updated truck range at the IAA Transportation truck show last month in Hannover, Germany. The IAA show attracted a record 144,000 visitors in 7 days. DAF launched its new model year 2025 product range with a 3% improved fuel efficiency as well as enhanced safety and driver comfort. The new DAF product range was well received by the international trade press, DAF customers and DAF dealers.

DAF Trucks at the IAA Truck Show

Peterbilt Launches UltraLow Roof Vehicles for Car Carrier Applications

Peterbilt began production of two new vehicle configurations for the car carrier market, the Model 567 UltraLow Roof Day Cab and the Model 589 UltraLow Roof 58-inch Sleeper. These new vehicle configurations were developed in collaboration with leading car carriers and set new benchmarks in low-profile design, lightweight solutions, safety features, visibility and driver comfort.

The PACCAR MX-11 and MX-13 engines, coupled with the PACCAR TX-12 transmission, provide advanced power and performance for car carrier applications.

Peterbilt 567 UltraLow Roof Day Cab and Peterbilt 589 UltraLow Roof 58-Inch Sleeper

PACCAR Parts Achieves Strong Revenues and Pretax Profits

PACCAR Parts achieved pretax profit of $406.7 million in the third quarter of 2024, compared to $412.3 million earned in the third quarter of 2023. Third quarter 2024 revenues were $1.66 billion, an increase of five percent, compared to $1.58 billion achieved in the third quarter last year. PACCAR Parts achieved pretax profit of $1.28 billion in the first nine months of 2024 compared to $1.27 billion reported in the first nine months of 2023. PACCAR Parts’ nine-month revenues were $5.00 billion, four percent higher than the $4.80 billion achieved in the same period last year. “Third quarter parts sales and profits benefited from industry-leading logistics operations in PACCAR’s 19 strategically located Parts Distribution Centers (PDCs),” noted Laura Bloch, PACCAR vice president and PACCAR Parts general manager. “PACCAR Parts’ technology solutions such as Managed Dealer Inventory and innovative programs such as Fleet Services increase customers’ vehicle uptime and financial performance.”

PACCAR will open its new 240,000 square-foot PDC in Massbach, Germany, in November. This PDC will expedite parts delivery to dealers and customers in the region.

Parts Distribution Center in Massbach, Germany

PACCAR’s 19 PDCs support more than 2,000 DAF, Kenworth and Peterbilt dealer sales, parts and service locations, and over 300 TRP stores. These independent, well-capitalized dealers provide excellent service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

Financial Services Companies Achieve Good Results

PACCAR Financial Services (PFS) earned pretax income of $106.5 million in the third quarter this year compared to $133.8 million in the third quarter of 2023. PFS achieved third quarter 2024 revenues of $536.1 million compared to $464.1 million in the same period last year. For the first nine months of 2024, PFS earned pretax income of $331.6 million compared to $427.3 million last year. Nine-month revenues were $1.56 billion compared with $1.33 billion for the same period a year ago. Todd Hubbard, PACCAR vice president, said, “PFS achieved good third quarter results due to its high quality portfolio. The used truck market has normalized in North America, but remains soft in Europe, which is reflected in PFS’ quarterly results this year. PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF products, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.”

PFS has a portfolio of 232,000 trucks and trailers, with total assets of $22.48 billion. PacLease, a major full-service truck leasing company with a fleet of 41,000 vehicles, is included in this segment. Craig Gryniewicz, PACCAR Financial Corp. president said, “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to have excellent access to the commercial paper and medium-term note markets. PFS profitably supports the sale of PACCAR trucks in 26 countries on four continents.”

Capital Investment and Research and Development

PACCAR’s excellent long-term profits, strong balance sheet and consistent focus on quality have enabled the company to invest $8.4 billion in new and expanded facilities, innovative products and new technologies during the past decade. Capital investments are estimated to be in a range of $760-$800 million, and research and development expenses to be in a range of $450-$470 million, this year. PACCAR estimates that it will invest $700-$800 million in capital projects and $480-$530 million in research and development expenses in 2025. “PACCAR is investing in additional global engine manufacturing capacity, and in the construction of a new engine remanufacturing facility that will be located in Columbus, Mississippi. Truck factory investments include the expansion at Kenworth Chillicothe, Ohio, PACCAR Mexico, and the DAF electric truck assembly plant in Eindhoven, Netherlands,” said Harrie Schippers, PACCAR president and chief financial officer. “In addition to the capital and R&D investments, the company expects to invest $600-$900 million in its battery joint venture, Amplify Cell Technologies, over the next three years.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business. PACCAR’s premium trucks and transportation solutions drive the world to a better future.

PACCAR will hold a conference call with securities analysts to discuss third quarter earnings on October 22, 2024, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q3 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through October 29, 2024. PACCAR shares are listed on the NASDAQ Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Truck, Parts and Other:
Net sales and revenues	$7,703.8	$8,232.3	$24,201.1	$24,723.7
Cost of sales and revenues	6,427.7	6,626.7	19,873.8	19,971.5
Research and development	115.0	103.5	337.6	302.0
Selling, general and administrative	144.3	143.6	434.6	448.3
Interest and other (income) expenses, net	(24.3)	(16.3)	(74.9)	544.8	(1)

Truck, Parts and Other Income Before Income Taxes	1,041.1	1,374.8	3,630.0	3,457.1

Financial Services:
Revenues	536.1	464.1	1,555.2	1,327.1
Interest and other	365.0	285.4	1,051.4	774.8
Selling, general and administrative	42.2	38.7	122.0	110.9
Provision for losses on receivables	22.4	6.2	50.2	14.1

Financial Services Income Before Income Taxes	106.5	133.8	331.6	427.3
Investment income	108.7	80.8	290.0	192.5

Total Income Before Income Taxes	1,256.3	1,589.4	4,251.6	4,076.9
Income taxes	284.2	360.9	961.6	893.4

Net Income	$972.1	$1,228.5	$3,290.0	$3,183.5

Net Income Per Share:
Basic	$1.85	$2.35	$6.26	$6.08
Diluted	$1.85	$2.34	$6.25	$6.07

Weighted Average Shares Outstanding:
Basic	525.4	524.1	525.2	523.8
Diluted	526.5	525.3	526.5	524.8

Dividends declared per share	$.30	$.27	$.87	$.77

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	September 30	December 31
	2024	2023
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$9,152.8	$8,659.3
Trade and other receivables, net	2,199.2	2,198.1
Inventories, net	2,644.8	2,576.7
Property, plant and equipment, net	4,040.9	3,780.1
Equipment on operating leases and other, net	2,763.7	2,645.3
Financial Services Assets	22,480.4	20,963.9

	$43,281.8	$40,823.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,309.7	$9,015.8
Financial Services Liabilities	17,308.5	15,928.8
STOCKHOLDERS' EQUITY	18,663.6	15,878.8

	$43,281.8	$40,823.4

Common Shares Outstanding	524.3	523.3

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Nine Months Ended September 30,	2024	2023
OPERATING ACTIVITIES:
Net income	$3,290.0	$3,183.5
Depreciation and amortization:
Property, plant and equipment	300.2	308.2
Equipment on operating leases and other	393.5	370.2
Net change in trade receivables, inventory and payables	376.0	(86.0)
Net increase in wholesale receivables on new trucks	(837.4)	(1,006.8)
All other operating activities, net	(327.1)	234.2

Net Cash Provided by Operating Activities	3,195.2	3,003.3

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(605.3)	(497.2)
Acquisitions of equipment for operating leases	(637.4)	(401.9)
Net increase in financial services receivables	(1,266.2)	(1,362.0)
Net increase in marketable debt securities	(641.9)	(136.5)
Proceeds from asset disposals and other	395.5	466.5

Net Cash Used in Investing Activities	(2,755.3)	(1,931.1)

FINANCING ACTIVITIES:
Payments of cash dividends	(2,131.1)	(1,377.3)
Purchases of treasury stock	(4.5)	(3.1)
Proceeds from stock compensation transactions	45.3	43.1
Net increase in debt and other	1,323.9	1,496.8

Net Cash (Used in) Provided by Financing Activities	(766.4)	159.5
Effect of exchange rate changes on cash	(6.0)	(16.3)

Net (Decrease) Increase in Cash and Cash Equivalents	(332.5)	1,215.4
Cash and cash equivalents at beginning of period	7,181.7	4,690.9

Cash and cash equivalents at end of period	$6,849.2	$5,906.3

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Sales and Revenues:
Truck	$6,027.0	$6,636.4	$19,145.8	$19,877.7
Parts	1,657.6	1,582.2	4,997.8	4,804.1
Financial Services	536.1	464.1	1,555.2	1,327.1
Other	19.2	13.7	57.5	41.9

	$8,239.9	$8,696.4	$25,756.3	$26,050.8

Pretax Profit:
Truck	$630.8	$960.9	$2,349.7	$2,803.5
Parts	406.7	412.3	1,276.3	1,270.2
Financial Services	106.5	133.8	331.6	427.3
Investment Income and Other	112.3	82.4	294.0	(424.1)	(1)

	$1,256.3	$1,589.4	$4,251.6	$4,076.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
United States and Canada	$5,061.6	$5,318.2	$16,315.1	$15,713.6
Europe	1,605.5	2,015.3	5,155.7	6,539.2
Other	1,572.8	1,362.9	4,285.5	3,798.0

	$8,239.9	$8,696.4	$25,756.3	$26,050.8

NEW TRUCK DELIVERIES

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
United States and Canada	25,900	27,500	84,100	81,000
Europe	10,000	14,500	33,100	48,300
Other	9,000	8,100	24,200	23,800

	44,900	50,100	141,400	153,100

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjustment for the EC-related claims relates to a pre-tax charge of $600.0 million ($446.4 million after-tax) for estimable total costs recorded in Interest and other (income) expenses, net in the first quarter 2023.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Nine Months Ended
($ in millions, except per share amounts)	September 30, 2023
Net income	$3,183.5
EC-related claims, net of taxes	446.4
Adjusted net income (non-GAAP)	$3,629.9

Per diluted share:
Net income	$6.07
EC-related claims, net of taxes	.85
Adjusted net income (non-GAAP)	$6.92